Exhibit 10.2

INSTRUMENT PREPARED BY:
Bryan L. Larson, Esq.
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201

FIRST AMENDMENT TO
AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT,
FINANCING STATEMENT AND ASSIGNMENT OF RENTAL

Dallas, Dallas County, Texas

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS	§

This amendment (“Amendment”) is executed to be effective as of the        day of September, 2008 by BEHRINGER HARVARD MOCKINGBIRD COMMONS LLC, a Delaware limited liability company (successor in interest by merger to Behringer Harvard Mockingbird Commons, LP, a Texas limited partnership), whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Grantor”) and CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company f/k/a Texans Commercial Capital, LLC (“Lender”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them pursuant to the Deed of Trust (as hereinafter defined).

RECITALS

A.            Grantor and Lender entered into that certain Construction Loan Agreement dated as of September 30, 2005 (the “Loan Agreement”), pursuant to which Lender loaned to Grantor up to the principal sum of $34,047,458.00 (the “Loan”) as further evidenced by one certain promissory note dated as of September 30, 2005 (the “Note”) in the original principal amount of $34,047,458.00 executed by Grantor and payable to the order of Lender.

B.            As security for the obligations of Grantor under the Loan Agreement and the Note, Grantor executed and delivered to Lender, among other things, (i) that certain Amended and Restated Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental, dated September 30, 2005, executed by Grantor to Joel B. Fox and/or John C. O’Shea, as trustee for the benefit of Lender, covering the property described therein and recorded October 4, 2005 as Instrument No. 200503532798, Official Records of Dallas County, Texas (the “Deed of Trust”) and (ii) that certain Absolute Assignment of Leases and Rents from Grantor to Lender, dated September 30, 2005, covering the property described therein and recorded as Instrument No. 200503532799, Official Records of Dallas County, Texas (the “Assignment”).

C.            Grantor and Lender have agreed to amend the Deed of Trust as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Lender hereby agrees as follows:

AGREEMENT

1.             Release Price.  Effective as of the date first above written, the definition of “Release Price” in Section 6.1 of the Deed of Trust is hereby amended and restated in its entirety to read as follows:

“Release Price” means (i) for a Residence that is a Potential Leased Unit (as defined in the First Amendment to Note and Construction Loan Agreement by and between Grantor and Lender), the amount equal to $225 per gross square foot, and (ii) for any other Residence, the amount equal to one hundred percent (100%) of the Net Sales Proceeds but in no event less than $250 per gross square foot.

2.             Release Conditions.  Effective as of the date first above written, Section 6.2 of the Deed of Trust is hereby amended and restated in its entirety to read as follows:

Section 6.2.            Release Conditions.  Notwithstanding anything to the contrary contained in this Deed of Trust or any of the other Loan Documents, so long as no Event of Default or Potential Default has occurred and is continuing, then Grantor shall, upon a Permitted Sale of a Residence, be entitled to obtain a partial release of said Residence from the lien of this Deed of Trust upon satisfaction of the following terms and conditions:

(a)           Grantor shall pay to Beneficiary, in cash, the Release Price for the Residence.  The Release Price shall be applied by Beneficiary as a prepayment of the Secured Indebtedness.

(b)           Grantor shall deliver to Beneficiary a partial release of lien in form and content satisfactory to Beneficiary.

(c)           Grantor shall pay all expenses of Beneficiary arising in connection with the release of such Residence including, without limitation, all reasonable attorneys’ fees incurred by Beneficiary and the expense, if any, to Beneficiary of inspecting the Residence prior to release.

3.             Future Development Area Unit.  Effective as of the date first above written, the following new Section 6.3 is hereby added to the Deed of Trust:

Section 6.3.            Release Price for Future Development Area Unit.  Notwithstanding anything to the contrary contained in this Deed of Trust or any of the other Loan Documents, so long as no Event of Default or Potential Default has occurred and is continuing, then Grantor shall be entitled to obtain a partial release of the Future Development Area Unit from the lien of this Deed of Trust upon satisfaction of the following terms and conditions:

(a)           Grantor shall pay to Beneficiary, in cash, as the release price for the Future Development Area Unit, the greater of (i) one hundred percent (100%) of the net sales proceeds from the sale of the Future Development Area Unit (the net sales price being the gross sales price minus ordinary and actual closing costs incurred by Grantor, as seller, which costs shall not exceed the normal costs associated with similar sales in the area in which the Future Development Area Unit is located), and (ii) the sum of Three Million Twenty Thousand Dollars ($3,020,000.00).  Such release price shall be applied by Beneficiary as a prepayment of the Secured Indebtedness.

(b)           Grantor shall deliver to Beneficiary for execution by Beneficiary a partial release of lien in form and content satisfactory to Beneficiary.

(c)           Grantor shall pay all expenses of Beneficiary arising in connection with the release of the Future Development Area Unit including, without limitation, all reasonable attorneys’ fees incurred by Beneficiary.

4.             Automatic Recalculation of Minimum Release Price.  Effective as of the date first above written, the following new Section 6.4 is hereby added to the Deed of Trust:

Section 6.4.            Automatic Recalculation of Minimum Release Price.  Notwithstanding anything to the contrary contained in this Deed of Trust or any of the other Loan Documents, in the event that Beneficiary executes a partial release of lien with respect to the Future Development Area Unit pursuant to the terms and conditions of Section 6.3, then the dollar figure in clause (ii) of the definition of “Release Price” in Section 6.1 shall be changed to an amount determined through the following calculation:  First, take the outstanding principal balance of the Loan immediately before application of the release price for the Future Development Area Unit and subtract the release price paid to Lender pursuant to Section 6.3(a) above.  Second, multiply that result by 125%.  Last, divide that result by the number of gross square feet of Residences still subject to the lien of this Deed of Trust.  Grantor and Beneficiary agree to promptly agree in writing on the new dollar figure.

5.             Miscellaneous.

(a)           Except as modified herein, the Deed of Trust and other loan documents executed in connection with the Deed of Trust (the “Loan Documents”) remain in full force and effect without modification thereto and are hereby ratified, renewed and affirmed.

(b)           This Amendment shall not constitute a novation or have the effect of discharging any liability or obligation evidenced by the Deed of Trust or the other Loan Documents.

(c)           The invalidity, illegality or unenforceability of any provision of this Amendment shall not affect or impair the validity, legality or enforceability of the remainder of this Amendment, and to this end, the provisions of this Amendment are declared to be severable.

(d)           This Amendment may be executed in any number of counterparts which, when taken together, shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment is executed by Grantor on the date set forth below in the acknowledgment to be effective as of the date first written above.

GRANTOR:

BEHRINGER HARVARD MOCKINGBIRD COMMONS
LLC, a Delaware limited liability company

By:	Behringer Harvard Mockingbird Commons GP, LLC,
a Texas limited liability company,
its manager

By:
Gerald J. Reihsen, III
Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this        day of September, 2008, by Gerald J. Reihsen, III, as Secretary of Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, in its capacity as the manager of Behringer Harvard Mockingbird Commons LLC, a Delaware limited liability company, on behalf of said manager acting on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

IN WITNESS WHEREOF, this Amendment is executed by Lender on the date set forth below in the acknowledgment to be effective as of the date first written above.

LENDER:

CREDIT UNION LIQUIDITY SERVICES,
LLC, a Texas limited liability company
f/k/a TEXANS COMMERCIAL CAPITAL, LLC

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this        day of September, 2008, by                      ,                     of Credit Union Liquidity Services, LLC, a Texas limited liability company f/k/a Texans Commercial Capital, LLC, on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)